UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016

Bluerock Residential Growth REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36369	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor New York, NY 10019
(Address of principal executive offices)

(212) 843-1601
(Registrant’s telephone number, including area code)

None.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD.

Modification Agreement

Within the next month, we expect (i) BR T&C BLVD., LLC, a Delaware limited liability company, or the Borrower, a majority owned subsidiary of BR T&C BLVD Member, LLC, a Delaware limited liability company, a partially owned subsidiary of BRG T&C BLVD Houston, LLC, a Delaware limited liability company, a wholly owned subsidiary of our operating partnership, Bluerock Residential Holdings, L.P., a Delaware limited partnership, (ii) CFP Residential, L.P., a Texas limited partnership, Maple Residential, L.P., a Delaware limited partnership, CFH Maple Residential Investor, L.P., a Texas limited partnership, VF Residential, Ltd., a Texas limited partnership, and VF Multifamily Holdings, Ltd., a Texas limited partnership, or the Guarantors, and (iii) various lenders, the Lenders, to enter into a modification agreement, or the Modification Agreement, to amend the terms of the credit facility, or the Construction Loan, financing the development of a 340-unit class A, apartment community located in Houston, Texas, to be known as Alexan CityCentre, or the Alexan Development. For purposes herein, we refer to the Construction Loan, as expected to be modified by the Modification Agreement, as the Modified Construction Loan.

The maximum principal available to the Borrower under the terms of the Modified Construction Loan is expected to be $55.1 million, or the Maximum Principal. The maturity date of the Modified Construction Loan is expected to be January 1, 2020, subject to a single one-year extension exercisable at the option of the Borrower. The interest rate on the Modified Construction Loan is expected to be a variable per annum rate equal to the prime rate plus 0.5%; provided, that, at the request of the Borrower, the interest rate for a portion of the outstanding principal amount (not less than $500,000) may alternatively be determined in accordance with the following formula: the LIBOR rate divided by (one minus the average maximum rate at which reserves against Eurocurrency liabilities are required to be maintained by member banks of the Federal Reserve System in New York City) plus 2.75%. The Modified Construction Loan is expected to require monthly principal and interest payments. The Borrower will also be required to maintain an interest rate reserve and an operating deficit reserve in amounts to be determined. In connection with the Modification Agreement, it is expected that the Borrower will provide an updated project budget and agree, subject to certain exceptions, not to make distributions to its members during the course of the Modified Construction Loan. The Modified Construction Loan is expected to contain indemnities that are customary and standard for loan agreements in the real estate industry. Pursuant to the Modified Construction Loan, it is expected that the Borrower will be required to complete the development of the Alexan Development by December 31, 2017. As compensation for entering into the Modification Agreement and performing under the Modified Construction Loan, it is expected that the Lenders will receive a $275,500 fee, representing 0.5% of the Maximum Principal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Dated: May 26, 2016	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Accounting Officer and Treasurer